Exhibit 99.1

Contact:

Timothy Baker	Scott Solomon
Chief Financial Officer	Senior Vice President
Cynosure, Inc.	Sharon Merrill Associates
(978) 256-4200	(617) 542-5300

tbaker@cynosure.com	CYNO@investorrelations.com

Cynosure Announces Record Third-Quarter Revenues; Revenues Increase 36 Percent from Prior Year to $106.4 Million

Third-Quarter 2016 Highlights:

•	North American product revenue up 43 percent to $58.2 million

•	International product revenue up 23 percent to $29.4 million

•	Revenue from parts, service and disposables up 45 percent for the quarter to $18.7 million

•	GAAP gross margin up 240 basis points to 59.0 percent; Non-GAAP gross margin up 180 basis points to 60.4 percent

•	GAAP earnings of $0.17 per diluted share; Non-GAAP earnings of $0.29 per diluted share

Westford, MA, October 25, 2016 – Cynosure, Inc. (NASDAQ: CYNO) today reported revenues for the three months ended September 30, 2016 of $106.4 million, an increase of 36 percent from $78.4 million in the third quarter of 2015. Third-quarter 2016 net income of $4.2 million, or $0.17 per diluted share, represented an increase of 29 percent compared with $3.2 million, or $0.14 per diluted share, for the same period of 2015. On a non-GAAP basis, excluding non-cash unrealized foreign exchange measurement gains and losses and amortization of intangibles, third-quarter net income increased 43 percent to $7.0 million, or $0.29 per diluted share, compared with $4.9 million, or $0.21 per diluted share, for the prior-year period.

Operating income for the 2016 third quarter was $8.2 million, compared with third-quarter 2015 operating income of $4.8 million. On a non-GAAP basis, excluding amortization of intangibles, income from operations for the third quarter of 2016 was $10.3 million, compared with $7.1 million for the prior-year period.

Michael Davin, Cynosure President and CEO, said, “We delivered a solid operating and financial performance, generating record third-quarter revenue, profitable sales growth, expanded margins and positive operating cash flow. Product revenue in our North American and international sales channels saw double-digit percentage gains in the third quarter, which marked our 27th consecutive quarter of year-over-year top-line growth.

“SculpSure® has continued to exceed our expectations since we introduced the product in the U.S. for non-invasive fat reduction in the fourth quarter of last year,” Davin said. “Satisfaction among physicians and patients remains very favorable, a point reinforced by the fact that reorders of SculpSure’s PAC keys represented more than 40 percent of total PAC key revenue for the quarter. Consistent with our global distribution strategy, SculpSure is currently being sold through our direct sales force in Europe and Australia as well as select international distributors. We also are in the process of introducing SculpSure to physicians in Canada and through our subsidiary in Korea following recent marketing clearances in those countries.

“International product revenue increased $5.6 million, or 23 percent, in the third quarter of 2016 compared to the prior year period, driven by increased sales from our Asian and European direct offices. In addition to SculpSure, our skin rejuvenation and tattoo products, led by PicoSure®, continued to contribute to the sales growth outside North America – particularly PicoSure in the Asia Pacific region,” Davin said. “PicoSure’s short-pulse technology, enhanced by our proprietary FOCUS™ Lens Array, has proved to deliver an effective clinical result in the Asia market. With the 755 nm PicoSure gaining market acceptance in China, combined with additional anticipated regulatory clearances, we expect that international product revenue will continue to grow year-over-year.”

Third-Quarter 2016 Financial Results

North American product revenue grew 43 percent year-over-year to $58.2 million. International product revenue improved 23 percent to $29.4 million for the quarter. Parts, service and disposables revenue increased 45 percent year-over-year to $18.7 million, primarily reflecting sales of disposable PAC keys associated with SculpSure.

Gross profit for the third quarter of 2016 was $62.8 million, or 59.0 percent of revenue, compared with $44.4 million, or 56.6 percent of revenue, for the same period in 2015. On a non-GAAP basis, excluding non-cash charges related to the amortization of intangibles, gross profit for the third quarter of 2016 increased to $64.3 million, or 60.4 percent of revenue, compared with $46.0 million, or 58.6 percent of revenue, in the prior-year period.

Total GAAP operating expenses for the third quarter of 2016 were $54.6 million, or 51.4 percent of revenue, compared with $39.6 million, or 50.5 percent of revenue, for the same period a year earlier. Sales and marketing expenses for the third quarter of 2016 were $38.1 million, or 35.8 percent of revenue, compared with sales and marketing expenses of $26.8 million, or 34.2 percent of revenue, for the third quarter of 2015. The year-over-year increase was primarily due to sales and marketing costs associated with SculpSure, which was launched toward the end of the third quarter of 2015.

Recent Highlights

•	Stephen J. Webber joined Cynosure as Executive Vice President on October 10, 2016. Mr. Webber, a former executive of EMC, will become Chief Financial Officer and Chief Accounting Officer following the filing next month of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

•	Cynosure received approval from the Korean Ministry of Food and Drug Safety to market SculpSure for non-invasive lipolysis of the abdomen and flanks. The product is being marketed through the Company’s wholly owned subsidiary in Seoul.

•	Joseph LaBruzzo was named Cynosure’s Senior Vice President of International Sales. A 15-year veteran of the medical device industry, he previously served in senior positions for Ellipse A/S and Cutera. Mr. LaBruzzo will be responsible for the Company’s direct subsidiaries in Europe and Asia as well as third-party distributors covering 120 countries.

Business Outlook

“Our strong operating results and healthy balance sheet have created a solid foundation for us through the first nine months of 2016, and we are well positioned to achieve our strategic and operational goals in the quarters ahead,” Davin said. “We plan to continue to leverage our global distribution network and proven business model to expand the treatment indications and international clearances for our products.”

Third-Quarter 2016 Financial Results Conference Call

In conjunction with the announcement of its third-quarter financial results, Cynosure will host a conference call for investors and analysts at 9:00 a.m. ET today. On the call, Michael Davin and Timothy Baker, the Company’s Chief Financial Officer, will discuss Cynosure’s financial results and provide a business overview. Those who wish to listen to the conference call webcast should visit the “Investors” section of the Company’s website at www.cynosure.com. The live call can also be accessed by dialing (877) 709-8155 or (201) 689-8881. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

About Cynosure, Inc.

Cynosure develops, manufactures, and markets aesthetic treatment systems that enable plastic surgeons, dermatologists and other medical practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and benign pigmented lesions, remove multi-colored tattoos, revitalize the skin, reduce fat through non-invasive and minimally invasive laser lipolysis, reduce cellulite, clear nails infected by toe fungus, ablate sweat glands and improve gynecological health. Cynosure also markets radiofrequency energy-sourced medical devices for precision surgical applications such as facial plastic and general surgery, gynecology, ear, nose, and throat procedures, ophthalmology, oral and maxillofacial surgery, podiatry and proctology.

Cynosure’s product portfolio is composed of a broad range of energy sources including Alexandrite, diode, Nd:YAG, picosecond, pulse dye, Q-switched lasers, intense pulsed light and radiofrequency technology. Cynosure sells its products globally under the Cynosure, Palomar, ConBio and Ellman brand names through a direct sales force in the United States, Canada, France, Morocco, Germany, Spain, the United Kingdom, Australia, China, Japan and Korea, and through international distributors in approximately 120 other countries. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including Cynosure’s expectations with respect to timing and success of product launches and expansions, regulatory clearances and international registrations, as well as other statements containing the words, “believes,” “looks forward,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the market price of Cynosure’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flow from operations, levels of demand for procedures performed with Cynosure products and for Cynosure products themselves, competition in the aesthetic laser industry, general business and economic conditions, effects of acquisitions that Cynosure has made or may make, Cynosure’s ability to develop and commercialize new products, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, and economic, market, technological and other factors described in Item 1A of Part II (Risk Factors) of our Quarterly Report on Form 10-Q for the three months ended June 30, 2016. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$106,386	$78,414	$311,393	$237,020
Cost of revenues	43,576	34,009	128,106	102,486

Gross profit	62,810	44,405	183,287	134,534
Operating expenses
Selling and marketing	38,090	26,828	112,255	78,950
Research and development	7,210	5,514	21,288	16,723
Amortization of intangible assets acquired	684	736	2,057	2,208
General and administrative	8,664	6,492	24,574	22,124

Total operating expenses	54,648	39,570	160,174	120,005
Income from operations	8,162	4,835	23,113	14,529

Interest expense, net	(377)	(428)	(1,181)	(1,260)
Other income (expense), net	245	(216)	628	(1,395)

Income before income taxes	8,030	4,191	22,560	11,874
Income tax provision	3,867	962	9,210	3,295

Net income	$4,163	$3,229	$13,350	$8,579

Diluted net income per share	$0.17	$0.14	$0.57	$0.38

Diluted weighted average shares outstanding	23,945	22,880	23,607	22,539

Basic net income per share	$0.18	$0.14	$0.58	$0.39

Basic weighted average shares outstanding	23,536	22,580	23,195	22,167

Condensed Consolidated Balance Sheet

(In thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets:
Cash, cash equivalents and marketable securities	$130,997	$108,587
Short-term investments and related financial instruments	41,100	35,412
Accounts receivable, net	40,827	42,012
Inventories	83,926	79,768
Prepaid expenses and other current assets	29,741	21,356

Total current assets	326,591	287,135
Property and equipment, net	45,858	39,706
Long-term marketable securities	42,167	38,761
Goodwill and intangibles, net	143,724	150,124
Deferred tax asset, noncurrent	14,664	17,882
Other noncurrent assets	1,057	1,002

Total assets	$574,061	$534,610

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$76,184	$79,501
Deferred revenue	21,278	24,803
Capital lease obligations	958	741

Total current liabilities	98,420	105,045
Capital lease obligations, net of current portion	16,974	17,372
Deferred revenue, net of current portion	1,099	903
Other long-term liabilities	6,354	6,888
Total stockholders’ equity	451,214	404,402

Total liabilities and stockholders’ equity	$574,061	$534,610

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude costs associated with the acquisitions and amortization of intangible assets acquired, as well as unrealized foreign exchange gains or losses for the three and nine months ended September 30, 2016 and 2015. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Cynosure’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the acquisition-related costs, amortization and foreign exchange costs that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. The non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Gross profit	$62,810	$44,405	$183,287	$134,534

Non-GAAP adjustments to gross profit:
Costs associated with amortization	1,451	1,554	4,364	4,661

Total Non-GAAP adjustments to gross profit	1,451	1,554	4,364	4,661

Non-GAAP Gross profit dollars	$64,261	$45,959	$187,651	$139,195

Non-GAAP Gross profit percentage	60.4%	58.6%	60.3%	58.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Income from operations	$8,162	$4,835	$23,113	$14,529

Non-GAAP adjustments to income from operations:
Costs associated with acquisitions and amortization	2,134	2,290	6,420	7,626

Total Non-GAAP adjustments to income from operations	2,134	2,290	6,420	7,626

Non-GAAP Income from operations	$10,296	$7,125	$29,533	$22,155

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$4,163	$3,229	$13,350	$8,579

Non-GAAP adjustments to net income:
Costs associated with acquisitions and amortization	2,134	2,290	6,420	7,626
Unrealized foreign exchange (gain) loss	(234)	476	(667)	1,722
Income tax effect of Non-GAAP adjustments	888	(1,125)	716	(3,072)

Total Non-GAAP adjustments to net income	2,788	1,641	6,469	6,276

Non-GAAP net income	$6,951	$4,870	$19,819	$14,855

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Diluted net income per share	$0.17	$0.14	$0.57	$0.38

Costs associated with acquisitions and amortization	0.09	0.10	0.27	0.34
Unrealized foreign exchange (gain) loss	(0.01)	0.02	(0.03)	0.08
Income tax effect of Non-GAAP adjustments	0.04	(0.05)	0.03	(0.14)

Total Non-GAAP adjustments to net income	0.12	0.07	0.27	0.28

Non-GAAP diluted net income per share	$0.29	$0.21	$0.84	$0.66

Weighted average shares used to compute GAAP diluted net income per share	23,945	22,880	23,607	22,539

Weighted average shares used to compute Non-GAAP diluted net income per share	23,945	22,880	23,607	22,539